SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549



                                       Form 8-K


                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): December 11, 1995




       Commission     Registrant; State of Incorporation;      IRS Employer
       File Number       Address; and Telephone Number      Identification No.
       ___________   _____________________________________  __________________


       1-11375        UNICOM CORPORATION                      36-3961038
                      (an Illinois corporation)
                      37th Floor, 10 South Dearborn Street
                      Post Office Box A-3005
                      Chicago, Illinois 60690-3005
                      312/394-7399


       1-1839         COMMONWEALTH EDISON COMPANY             36-0938600
                      (an Illinois corporation)
                      37th Floor, 10 South Dearborn Street
                      Post Office Box 767
                      Chicago, Illinois 60690-0767
                      312/394-4321

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   Item 5.  Other Events.

                 On December 11, 1995, Commonwealth Edison Company ("ComEd") announced a series of customer initiatives as part of its larger ongoing effort to address the need to give all customer classes the opportunity to benefit from competition, while retaining the benefits (such as reliability) of current regulation and insuring utilities' cost recovery for commitments made under the obligation to serve customers. The initiatives include (i) a five-year freeze on base electric rates, (ii) certain energy monitoring and management programs designed to monitor and control energy usage, particularly during certain peak periods, (iii) single statement, or unified, billing for certain multi-site customers, (iv) certain incentives for manufacturing customers looking to expand operations or to locate in northern Illinois and (v) market pricing options for up to ten percent of certain large industrial customers' existing electric energy requirements and all of their incremental requirements. ComEd anticipates that the initiatives, when fully implemented, will affect its revenues through lower energy utilization and its costs through some additional depreciation charges. At present, it estimates that such effects (including the effects of previously implemented initiatives, which are expected to reduce future years' earnings per common share by approximately $0.10) will reduce 1997 income (after reflecting income tax effects) by approximately $45 to $50 million or $0.20 to $0.25 per common share.

                 The five-year base rate freeze becomes effective immediately and will extend until January 1, 2001. The rate freeze does not affect ComEd's fuel cost or nuclear decommissioning cost recovery provisions. ComEd's fuel costs will continue to be collected through its fuel adjustment clause, and such collections will continue to be subject to annual reconciliation proceedings before the Illinois Commerce Commission ("ICC"). Nuclear decommissioning costs will continue to be collected under a rider that was approved in the ICC's January 1995 rate order in ComEd's most recent rate case; and such rider is intended to allow annual adjustments in decommissioning cost recoveries from ratepayers as changes in cost estimates occur. For additional information regarding the decommissioning costs rider, see Note 1 of Notes to Financial Statements in Unicom Corporation's and ComEd's Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 1995.

                 ComEd is also working on certain proposals which would require changes to the Illinois Public Utilities Act in order to be implemented and which it expects to present in the very near future. Other Illinois utilities have also initiated both legislative and regulatory proposals. It is not possible to predict whether, or in what form, any of these proposals may be approved. For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations," subcaption "Liquidity and Capital Resources--Utility Operations--Business and Competition" in Unicom Corporation's and ComEd's Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 1995.


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

                                      SIGNATURES



                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                                                 UNICOM CORPORATION
                                                    (Registrant)


       Date:  December 11, 1995           By:      John C. Bukovski
                                               -------------------------
                                                   John C. Bukovski
                                                    Vice President






                                             COMMONWEALTH EDISON COMPANY
                                                    (Registrant)


       Date:  December 11, 1995           By:      John C. Bukovski
                                               -------------------------
                                                   John C. Bukovski
                                                    Vice President






















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